UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 16, 2015
___________

MONARCH FINANCIAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	001-34565 (Commission File Number)	20-4985388 (I.R.S. Employer Identification No.)

1435 Crossways Boulevard Chesapeake, Virginia (Address of principal executive offices)	23320 (Zip Code)

Registrant’s telephone number, including area code: (757) 389-5111

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 16, 2015, the Board of Directors of Monarch Financial Holdings, Inc. (the “Company”) amended the Company’s Bylaws, effective immediately, to add new Sections 6.9 and 6.10.  Section 6.9 provides that, unless Virginia law requires a different forum or the Company consents in writing to the selection of an alternative forum, the Circuit Court of Virginia Beach, Virginia, or in the event that court lacks jurisdiction to hear such action, the U.S. District Court for the Eastern District of Virginia, Norfolk Division, will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a legal duty owed by any current or former director, officer or other employee or agent of the Company to the Company or the Company’s shareholders, (iii) any action asserting a claim against the Company or any director or officer or other employee of the Company arising pursuant to any provision of the Virginia Stock Corporation Act or the Company’s Articles of Incorporation or Bylaws, or (iv) any action asserting a claim against the Company or any current or former director or officer or other employee or agent of the Company governed by the internal affairs doctrine.

Section 6.10 requires reimbursement by a shareholder of the Company to the Company and/or to the Company’s officers or directors of litigation costs and expenses, including attorneys’ fees, in (i) any derivate proceeding in which the court does not determine that such proceeding resulted in a substantial benefit to the Company, (ii) certain proceedings relating to inspection of records in which the court does not determine that the Company refused inspection without a reasonable basis for doubt about the right of the shareholder to inspect the records demanded, (iii) any proceeding that arises from a direct claim against the Company and/or to the Company’s officers or directors, if the claiming party does not obtain a judgment or award on the merits that substantially achieves, in substance and amount, the full remedy sought and (iv) any other proceeding if the claiming party does not obtain judgment that the court determines resulted in a substantial benefit to the Company or its shareholders.

A copy of the Company’s bylaws, as amended and restated December 16, 2015, is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01	Other Events.

On December 17, 2015, the Company and TowneBank announced the execution of an Agreement and Plan of Reorganization, dated as of December 16, 2015, by and among TowneBank, the Company and Monarch Bank (the “Bank”), the wholly-owned bank subsidiary of the Company (the “Merger Agreement”), pursuant to which the Company and the Bank will merge with and into TowneBank.

A copy of the press release issued jointly by the Company and TowneBank announcing the execution of the Merger Agreement is included as Exhibit 99.1 to this report and is incorporated herein by reference.  In addition, TowneBank made an investor presentation regarding the proposed transaction, a copy of which is included as Exhibit 99.2 to this report.

Additional Information

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the merger, TowneBank will file with the Federal Deposit Insurance Corporation (the “FDIC”) a preliminary proxy statement/prospectus, and the Company will file with the Securities and Exchange Commission (“SEC”) a preliminary proxy statement.  TowneBank and the Company each will deliver a definitive joint proxy statement/prospectus to their respective stockholders seeking approval of the merger and related matters.  In addition, each of TowneBank and the Company may file other relevant documents concerning the proposed merger with the FDIC and SEC.

Shareholders are strongly urged to read the definitive joint proxy statement/prospectus regarding the proposed merger when it becomes available and other relevant documents filed with the FDIC and SEC, as well as any amendments to supplements to those documents, because they will contain important information about TowneBank, the Company and the proposed merger.  Free copies of the definitive joint proxy statement/prospectus, as well as other filings containing information about the Company, may be obtained after their respective filing at the SEC’s Internet site (http://www.sec.gov). In addition, free copies of the definitive joint proxy statement/prospectus, when available, also may be obtained by directing a request by telephone or mail to TowneBank, 6001 Harbour View Boulevard,  Suffolk, Virginia 23425, Attention: Investor Relations (telephone: (757) 638-6794), or Monarch Financial Holdings, Inc., 1435 Crossways Blvd, Suite 301, Chesapeake, Virginia 23320, Attention: Investor Relations (telephone: (757) 389-5111), or by accessing TowneBank’s website at https://townebank.com under “Investor Relations” or the Company’s website at https://www.monarchbank.com under “Investor Relations.”  The information on TowneBank’s and the Company’s websites is not, and shall not be deemed to be, a part of this report or incorporated into other filings either company makes with the FDIC or SEC.

The Company, TowneBank and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the proposed merger.  Information about the directors and executive officers of the Company and TowneBank and other persons who may be deemed participants in the solicitation will be included in the definitive joint proxy Statement/prospectus.  Information about the Company’s executive officers and directors can be found in the Company’s definitive proxy statement in connection with its 2015 Annual Meeting of Shareholders filed with the SEC on April 2, 2015.  Information regarding the TowneBank’s executive officers and directors can be found in TowneBank’s definitive proxy statement in connection with its 2015 Annual Meeting of Shareholders filed with the FDIC on April 17, 2015.  Additional information regarding the interests of those persons and other persons who may be deemed participants in the transaction may be obtained by reading the definitive joint proxy statement/prospectus regarding the proposed merger when it becomes available.  You may obtain free copies of each document as described in the preceding paragraph.

Item 9.01	Financial Statements and Exhibits.

(d)                      Exhibits

Exhibit No.	Description of Exhibit

3.1	Amended and Restated Bylaws (as of December 16, 2015).
99.1	Press release issued jointly by TowneBank and Monarch Financial Holdings, Inc. on December 17, 2015.
99.2	Investor Presentation dated December 17, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONARCH FINANCIAL HOLDINGS, INC.
(Registrant)

Date: December 17, 2015	By:	/s/ Lynette P. Harris
Lynette P. Harris
Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.1	Amended and Restated Bylaws (as of December 16, 2015).
99.1	Press release issued jointly by TowneBank and Monarch Financial Holdings, Inc. on December 17, 2015.
99.2	Investor Presentation dated December 17, 2015.